                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Check the appropriate box:
    / /  Preliminary Information Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
    /X/  Definitive Information Statement

                          VESTRO NATURAL FOODS INC.
--------------------------------------------------------------------------------
                 (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                            VESTRO NATURAL FOODS INC.
                              1065 E. Walnut Street
                                Carson, CA 90746


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  June 17, 1997

                                ----------------

To the Shareholders:

          You are cordially invited to attend the Annual Meeting of Shareholders of Vestro Natural Foods Inc. (the "Company") which will be held at 1065 E. Walnut Street, Carson, California 90746 on Tuesday, June 17, 1997 at 10:00 A.M. (Pacific Coast Time) for the following purposes:

     (1)  To elect directors; and

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.


     The Board of Directors has fixed the close of business on May 1, 1997 as the record date for shareholders entitled to notice of and to vote at the meeting. The share transfer books will not be closed.

                         By order of the Board of Directors,




                                     Stephen Schorr
                                     Secretary

May 15, 1997



                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                              INFORMATION STATEMENT

               For the Annual Meeting to be held on June 17, 1997.

          This Information Statement is furnished in connection with the Annual Meeting of Shareholders of Vestro Natural Foods Inc. (the "Company") to be held at 10:00 A.M. (Pacific Coast Time) on Tuesday, June 17, 1997 at 1065 E. Walnut Street, Carson, California 90746 or at any adjournment thereof with respect to the matters referred to in the accompanying notice. This Information Statement is to be mailed to shareholders on or about May 15, 1997.


                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY


                        VOTING SECURITIES AND RECORD DATE

     Only holders of record of the Company's Common Stock, $.01 par value, at the close of business on May 1, 1997 will be entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 5,950,588 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote.

     See SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT, for information as to the holdings of persons owning in excess of 5% of the Common Stock as well as the holdings of Management.



                            MATTERS TO BE ACTED UPON

     (1) The election of nine directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified; and

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

                              ELECTION OF DIRECTORS

     Nine directors are to be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

     The following table sets forth the name of each nominee for director of the Company, his age, position and office with the Company and period he has served as a director:

                                      POSITION AND OFFICE        DIRECTOR
      NAME                AGE             WITH COMPANY           SINCE
---------------------    ----      -------------------------     ---------

Robert J. Cresci          53       Director                      1990

Allan Dalfen              54       Director                      1992

Anthony J. Harnett        52       Director                      1994

B. Allen Lay              62       Chairman of the Board,
                                   President, Chief
                                   Executive Officer
                                   and Director                  1987

Jay J. Miller             64       Director                      1966

Stephen P. Monticelli     42       Director                      1994

F. Noel Perry             44       Director                      1995

Henry W. Poett, III       58       Director                      1987

Donald R. Stroben         66       Director                      1987

     Robert J. Cresci has been a Managing Director of Pecks Management Partners Ltd., an investment management firm, since September 1990. Mr Cresci currently serves on the boards of Bridgeport Machines, Inc., Serv-Tech, Inc., EIS International, Inc., Sepracor, Inc., Olympic Financial, Ltd., GeoWaste, Inc., Hitox, Inc., Natures Elements, Inc., Garnet Resources Corporation, HarCor Energy, Inc., Meris Laboratories, Inc., Film Roman, Inc., Educational Medical, Inc. and several private companies.

     Allan Dalfen was President and Chief Executive Officer of the Company from February, 1993 to January, 1995. From 1979 to 1992, Mr. Dalfen was President and Chief Executive Officer of Weider Health and Fitness, a manufacturer of health and fitness equipment, sports nutrition products and fitness publications. He is currently President of KSD Fitness and is a Director of Herristic Development Group, Inc.

     Anthony J. Harnett was the owner of Bread & Circus, a leading natural products retailer, from 1975 through 1992. He currently serves as Chairman of Harnett's, a homeopathic retail pharmacy.

     B. Allen Lay was elected by the Board of Directors as President and Chief Executive Officer on January 12, 1995 and Chairman of the Board on August 6, 1996. Mr. Lay has served as a General Partner of Southern

California Ventures, a venture capital firm, since May, 1983. He is a director of PairGain Technologies, Physical Optics Corp., Kofax Imaging, ViaSat Inc. Helisys Inc. and Medclone Inc. Mr. Lay has served in a number of interim Management roles, most recently as Chairman and Chief Executive Officer of Meridian Data Inc. from July, 1993 to December, 1994.

     Jay J. Miller has been a practicing attorney in the State of New York for more than thirty years. Mr. Miller is a director of Total-Tel USA Communications, Inc. a long distance telephone service provider, and Edison Control Corporation, a manufacturer and distributor of concrete piping systems. He is also a Chairman of the Board of Amtrust Pacific Ltd., a New Zealand real estate company.

     Stephen P. Monticelli is founder and President of Mosaic Venture LLC, a private investment firm. From 1991 to 1995 he was a partner and Managing
Director of Baccharis Capital, Inc., a venture capital and buyout firm.   From
1987 to 1991, Mr. Monticelli was a Principal in the Private Ventures group of The Fremont Group (formerly known as Bechtel Investments, Inc.), a private family investment firm. Prior to 1987, he was a management consultant with Marakon Associates and a Certified Public Accountant with Deloitte and Touche.

     F. Noel Perry is the founder and a Managing Director of Baccharis Capital, Inc., a private venture capital partnership which concentrates its interests in the natural and organic food area. Mr. Perry currently serves on the Board of several private companies and served on the Board of Earth's Best before its sale.

     Henry W. Poett, III was President and Chief Executive Officer of the Company from April, 1992 to January, 1993. Previously, he was Executive Vice President-Operations and Chief Operating Officer of the Company from May, 1990 to March, 1992. Mr. Poett is currently a partner in Dalton Partners, a management services company. Mr. Poett was an independent management consultant from 1989 to 1990. He served as President and Chief Operating Officer of Transcisco Industries Inc. from 1987 to 1988. From 1984 to 1987, he was Chief Executive Officer of Wilsey Foods, Inc., a packager, marketer and distributor of food products. He is a director of Biovation Inc., Wilsey Bennett Company, and Armanino Foods.

     Donald R. Stroben was Chairman of the Board of the Company from January, 1987 to January, 1993. He has served as a Managing General Partner of Princeton/Montrose Partners, a venture capital firm, since December 1981. Mr. Stroben currently serves as a director of Etz Lavud Ltd. (ASE) and several private companies Mr. Stroben is also past Chairman of the Board of Laura Scudder's, Inc., a snack food manufacturer.

     During 1996, the Board held four meetings. Each director attended at least 75% of the meetings held. Where formal action has otherwise been required, the Board has acted by unanimous written consent as permitted under applicable corporate law and the Company's By-Laws. The Company's Board of Directors currently has an Audit Committee consisting of Messrs. Stroben and Poett and a Compensation Committee consisting of Messrs. Miller and Cresci. The Board currently has no Nominating Committee.

REQUIRED VOTE

FOR ELECTION OF DIRECTORS:

     Assuming the presence of a quorum (a majority of the total issued and outstanding shares of the Company's Common Stock) a favorable vote of the holders of a plurality of the shares of the Company's Common Stock present and voting at the meeting for the election of each nominee is required.


                        EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth information covering the executive officers of the Company. All officers serve at the pleasure of the Board of Directors. There are no family relationships among any officers or directors of the Company.

       NAME                  AGE                    POSITION
--------------              -----       -------------------------------

B. Allen Lay                  62        Chairman of the Board,
                                        President and Chief Executive
                                        Officer

Stephen Schorr                51        Vice President, Finance,
                                        Secretary, Treasurer and Chief
                                        Financial Officer


     Mr. Lay currently serves as a director of the Company. See ELECTION OF DIRECTORS for employment and background information concerning Mr. Lay.

     Mr. Schorr joined the Company in July, 1988 as Vice President, Finance. He is an officer and director of each of the Company's subsidiaries. From December, 1982 through June, 1988, he held the positions of Vice President, Finance and Corporate Controller of Linear Corporation, a manufacturer of electronic components.

SIGNIFICANT EMPLOYEES

     Andrew Jacobson (36) has been President of the Company's subsidiaries, Westbrae Natural Foods, Inc. and Little Bear Organic Foods, Inc. since joining the Company in November, 1992. From 1985 to 1992, Mr. Jacobson was employed by Tree of Life Inc., a major national natural products distributor, in several executive capacities culminating as Director of Sales of Tree of Life West, Sun Valley and Hayward, CA. Mr. Jacobson is a member of the Board of Directors of the National Nutritional Foods Association.

     Myron Cooper, 63, is Vice President, Technical Services of Westbrae and Little Bear. Prior to joining Vestro in 1988, Mr. Cooper held executive positions in operations, marketing, product development and quality control with Kellogg's, Fairmont Foods and Hain Pure Food Company. Mr. Cooper holds a Ph. D. in Food Science and Biochemistry. He is Vice President of the Soy

Foods of America Association and a member of the California Organic Advisory Board.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation which the Company paid during the three years ended December 31, 1996 to the Chief Executive Officer and to its other executive officers.


    NAME AND                                                  OPTIONS     ALL OTHER
PRINCIPAL POSITION       YEAR   SALARY          BONUS         GRANTED     COMPENSATION
------------------       ----   ------         --------       -------     ------------
B. Allen Lay, CEO        1996   $124,000       $ 20,000 (f)   120,000     (h)
                         1995   $115,000 (a)   (b)            120,000       $ 5,000(c)
Allan Dalfen, CEO        1994   $120,000 (d)   $  3,120 (e)

Andrew Jacobson, Pres., Westbrae Natural Foods, Inc.
                         1996   $124,000       $  29,700 (f)
                         1995   $120,000       $  15,000 (f)
                         1994   $120,000       $   3,120 (e)

Stephen Schorr, CFO      1996   $108,000       $  23,000 (f)   10,000 (h)
                         1995   $105,000       $   9,300 (f)   30,000
                         1994   $105,000       $   2,000       20,000 (g)

(a) Represents amounts paid as a consulting fee to SCV Management Company of which Mr. Lay is a general partner.

(b)  Began employment on January 12, 1995.

(c)  Consulting fee paid prior to becoming CEO.

(d) Represents amounts paid as a consulting fee to Dalfen Corporation of which Mr. Dalfen is the sole shareholder.

(e) Paid under a management bonus agreement which provided for the payment of 6% of pretax income above $500,000 in a year to Mr. Dalfen and Mr. Jacobson.

(f) Bonus paid under an incentive plan covering substantially all employees of the Company.

(g)  Replaced options that expired in 1994.

(h)  See Option Grants in Last Fiscal Year table below.

                     OPTION GRANTS IN LAST FISCAL YEAR
                                                             POTENTIAL
                                                        REALIZABLE VALUE AT
                                                           ANNUAL RATES
                                                             OF STOCK
                                                           APPRECIATION
        OPTIONS   % OF TOTAL  EXERCISE  EXPIRATION
NAME    GRANTED     GRANTED     PRICE      DATE            5%        10%
----    -------   ----------  --------  ----------      ---------  ------------

B. Allen Lay
        120,000      62        $1.875    07/12/2001       $62,217    $137,497

Stephen Schorr
         10,000       5        $3.00     10/25/2006       $18,880    $ 47,853

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors has structured a compensation package for the Company's Chief Executive Officer which puts a substantial emphasis on equity incentive over fixed compensation. Mr. Lay's cash compensation of $124,000 per year is believe to be low for a firm of the Company's size in its industry and considering Mr. Lay's experience.

     The Board of Directors has supplemented Mr. Lay's salary with grants of options to purchase 60,000 shares (approximately 1% of the total outstanding) at the inception of his employment and 60,000 shares at subsequent six month intervals up to a maximum of 300,000 shares. To March 31, 1997, Mr. Lay has received options to purchase 300,000 shares of the Company's Common Stock. Each option is granted at the then-current market value of the Company's Common Stock. Exercise prices range between $1.50 and $3.00 per share.

     The current compensation package of the Chief Executive Officer was designed to closely align his interests with those of the Company's shareholders.

                    Board of Directors Compensation Committee
                                Robert J. Cresci
                                  Jay J. Miller

                      COMPARISON OF FIVE YEAR TOTAL RETURN
                      VESTRO NATURAL FOODS AND NASDAQ INDEX


                                  TOTAL RETURN

                1991          1992      1993      1994      1995        1996
                ----          ----      ----      ----      ----        ----

NASDAQ INDEX     100           109       125       120       171         211
VESTRO NATURAL
   FOOD          100            90       105        64        52         104

STOCK OPTIONS

     The Company adopted a Stock Option Plan at its May 23, 1988 Annual Meeting. This plan provides for options to purchase up to 150,000 shares of the Company's Common Stock to be granted at prices not less than the fair market value on the date of grant. Both incentive and non-incentive options may be issued under the 1988 Plan. At December 31, 1996, there were 149,500 incentive options outstanding under the 1988 Plan, of which options to purchase 49,625 shares were currently exercisable. During the year ended December 31, 1996, no options were granted or exercised under this plan.

     During 1993, the Company granted a stock option to Mr. Jacobson to purchase 329,875 shares of its Common Stock at a price of $1.29 per share. This option is exercisable in installments through November 1, 1997.

     On July 26, 1995, the Board of Directors granted to each of the eight non-employee Directors, a non-qualified option to purchase 20,000 shares of Common Stock, of the Company. Each option is exercisable, at a price of $1.875 per share, the fair market value of the Company's Common Stock on the date of grant, for a period of five years from the date of grant and vest in three equal installments on each anniversary date with credit given for up to two years of prior service by an option holder. The grant of the options was ratified by shareholders at the Annual Meeting on June 20, 1996. At December 31, 1996 options to purchase 160,000 shares were outstanding of which 133,333 were currently exercisable. During 1996, no options were exercised.

     On January 31, 1996, and at subsequent six month intervals, non-qualified options to purchase 60,000 shares each of the Company's Common Stock were issued to Mr. Lay, totalling 300,000 shares. Each option was granted at the then-current market value and has a term of five years. Each option is immediately exercisable in full. SEE EXECUTIVE COMPENSATION

     At the Company's Annual Meeting on June 20, 1996, shareholders voted to adopt the 1996 Incentive Stock Plan. This plan provides for options to purchase up to 150,000 shares of the Company's Common Stock. During the year ended December 31, 1996, options to purchase 74,500 shares were granted under this plan.

           SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below is certain information concerning persons known by the Company to own beneficially more than 5% of the shares of Common Stock of the Company outstanding on March 31, 1997.



                                             NUMBER OF      PERCENT
    NAME AND ADDRESS                      BENEFICIALLY        OF
   OF BENEFICIAL OWNER                  OWNED SHARES (1)    CLASS (1)
---------------------------             ----------------   ----------

NAP & Company                             983,940           16.5%
Nominee for Delaware State
Employee's Retirement Fund
1 Hopkins Plaza
Baltimore, MD 21203


Baccharis Capital, Inc.                   702,814           11.8%
2420 Sand Hill Rd., Suite 100
Menlo Park, CA  94025

Allan Dalfen                              609,155           10.2%
509 No. Palm Drive
Beverly Hills, CA 90210

Princeton/Montrose Partners               548,016            9.2%
243 No. Highway 101
Solana Beach, CA 92075

Scottish Invest. Trust PLC                527,111            8.9%
6 Albyn Place
Edinburgh, Scotland EH24 NL

Southern Calif. Ventures II               365,345            6.1%
A California Limited Partnership
406 Amapola Avenue, Suite 205
Torrance, CA  90501

Natural Venture Partners I                351,407            5.9%
250 Central Avenue
Needham, MA  02194

     The following table sets forth the beneficial share ownership of each director of the Company, and the number of shares of Common Stock beneficially owned by all officers and directors as a group as of March 31, 1997:


                                       NUMBER OF          PERCENT
 NAME AND ADDRESS                     BENEFICIALLY           OF
OF BENEFICIAL OWNER                  OWNED SHARES (8)     CLASS (1)
                                     -------------------   ----------

Robert J. Cresci (2)                     1,425,629          23.9%

Allan Dalfen                               609,155 (7)      10.2%

Anthony J. Harnett (3)                     364,741           6.1%

B. Allen Lay (4)                           682,916          11.2%

Jay J. Miller                              105,144           1.8%

Stephen P. Monticelli                       23,333            .4%

F. Noel Perry (5)                          709,481          11.9%

Henry W. Poett, III                         28,786            .5%

Donald R. Stroben (6)                      568,016           9.5%

Officers and directors as a
group (10 persons)                       4,543,487          76.0%

(1) Based upon an aggregate of 5,950,588 shares of Common Stock outstanding and currently exercisable stock options to purchase an aggregate of 746,858 shares of Common Stock. Each of the above shareholders has sole voting and sole dispositive power with respect to the shares beneficially owned.

(2) Mr. Cresci is the investment advisor for Nap & Company, Fuelship & Company and Northman and Company.

(3)  Mr. Harnett is a partner of Natural Venture Partners I.

(4)  Mr. Lay is a General Partner of Southern California Ventures II.

(5)  Mr. Perry is a Managing Director of Baccharis Capital, Inc.

(6)  Mr. Stroben is a Managing General Partner of Princeton/Montrose Partners.

(7) Includes 263,900 shares of the Company's Common Stock purchased in 1993 at a price of $1.29 per share and 131,950 shares of the Company's Common Stock purchased in 1995 under a Severance and Settlement Agreement at a price of $1.29 per share. Mr. Dalfen paid the Company $66,000 for the shares and executed a note payable to the Company for $444,025. The note is interest bearing at the rate of 5.75%, due on December 31, 1997 and is secured by the shares of stock purchased.

(8) Shares include currently exercisable stock options to purchase shares of Common Stock as follows:

     Robert J. Cresci                              20,000
     Allan Dalfen                                  20,000
     Anthony J. Harnett                            13,333
     B. Allen Lay                                 300,000
     Jay J. Miller                                 20,000
     Stephen P. Monticelli                         13,333
     F. Noel Perry                                  6,667
     Henry W. Poett, III                           20,000
     Donald R. Stroben                             20,000

     Officers and directors as a
     group (10 persons)                           450,833


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company currently rents warehouse and office space from a partnership, in which Mr. Poett is a partner, for which it paid rentals of $196,000 in 1996. The rent paid for such space is believed to be not less favorable to the Company than that which would be paid under an arm's length transaction. The lease expires on September 30, 1997, subject to earlier termination by the lessor or the Company under certain circumstances.

     The Company has used the law office of Mr. Miller for certain legal services. It is believed that the fees paid for such services are not greater than those which would have been paid to an unaffiliated party .

                                  ANNUAL REPORT

     The Annual Report of the Company for the fiscal year ended December 31, 1996 is being mailed to shareholders with this Information Statement. The Company's audited financial statements and Management's Discussion and Analysis of Financial Condition and results of operations for the year ended December 31, 1996 are included in the Annual Report. The Company's Form 10-K as filed with the Securities and Exchange Commission is available upon request.

                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any proposals by a shareholder intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Corporation no later than March 31, 1998 and be in compliance with applicable Securities and Exchange Commission regulations, for inclusion in the Corporation's Information or Proxy Statement relating to such meeting.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     It is expected that a representative of Price Waterhouse, which serves as the Company's independent public accountants will be available to respond to questions raised at the Meeting.

                                  OTHER MATTERS

     The Management knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting.



                              By Order of the Board of Directors,




                                        Stephen Schorr
                                            Secretary
May 15, 1997